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                                                                     Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby cosent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-38462, 333-71525, 333-61223, 333-63889, and
333-48797) and on Form S-8 (No. 333-68794, 333-43904, 333-40770, 333-40772,
333-37959 and 333-38137) of RCN Corporation and its Subsidiaries of our report dated March 1, 2002, except for Notes 13 and 20 as to which the date is March 25, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 29, 2002